                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 --------------


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of Earliest Event Reported): February 6, 2001



                              PENNACO ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


                  000-24881                          88-0384598
         (Commission File Number)             (IRS Employee Identification No.)




1400 16th Street, Suite 510, Denver, Colorado        80202
(Address of Principal Executive Offices)             (Zip Code)


       Registrant's Telephone Number, Including Area Code: (303) 629-6700

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On February 6, 2001, Marathon Oil Acquisition 1, Ltd., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Marathon Oil Company, an Ohio corporation ("Parent"), announced that it had accepted for payment at a price of $19.00 per share all shares of the Registrant's common stock, par value $.001 per share (together with the associated common share purchase rights, "Common Stock"), that were validly tendered and not properly withdrawn pursuant to a tender offer commenced on January 8, 2001 by Purchaser (the "Tender Offer"). Such shares represented approximately 86.3% of the Registrant's outstanding shares of Common Stock. The Tender Offer expired at 12:00 midnight, New York City time, on Monday, February 5, 2001.

         The Tender Offer was made pursuant to an Agreement and Plan of Merger, dated as of December 22, 2000, as amended as of February 2, 2001 (the "Merger Agreement"), among Purchaser, Parent and the Registrant. The Merger Agreement provides that, following the consummation of the Tender Offer and satisfaction of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the Delaware General Corporation Law, Purchaser will be merged with and into the Registrant (the "Merger"), all remaining untendered shares of Common Stock will (subject to appraisal rights) be converted in the Merger into the right to receive $19.00 per share in cash, without interest. The Registrant will be the surviving corporation (the "Surviving Corporation") and the Surviving Corporation will be a wholly owned subsidiary of Parent.

         The Merger Agreement also provides that, promptly upon the acceptance for payment of, and the payment by Purchaser for, any shares of Common Stock pursuant to the Tender Offer, Parent will be entitled to designate that number of directors (rounded up to the next whole number) of the Registrant's Board of Directors (the "Board") that would cause the percentage of the Registrant's directors designated by Purchaser to equal the percentage of outstanding shares of Common Stock held, directly or indirectly, by Purchaser. The Merger Agreement further provides that the Registrant will, upon request of the Purchaser, promptly increase the size of the Board or exercise its reasonable best efforts to secure the resignations of such number of directors, or both, as is necessary to enable the persons so designated by Parent to be elected to the Board and, subject to Section 14(f) of the Securities Exchange Act and Rule 14f-1 promulgated thereunder, will cause those persons to be so elected. Notwithstanding the foregoing, until the effective time of the Merger, at least two members of the Board who were directors of the Registrant on the date of the Merger Agreement and who are not officers of the Registrant will continue as members of the Board. In addition, if the number of independent directors is reduced below two for any reason whatsoever, the remaining independent director will be entitled to designate a person to fill the vacancy or, if no independent directors then remain, the other directors will designate two persons to fill such vacancies who are not officers, stockholders or affiliates of the Registrant, Purchaser or Parent.

         Pursuant to the provisions of the Merger Agreement described above, on February 9, 2001, the following actions were taken: (i) all members of the Board, other than Messrs. David W. Lanza and Kurt M. Petersen, resigned from the Board; (ii) the size of the Board was increased from five to seven directors; and (iii) the following persons were designated by Parent and appointed to the Board by the Registrant: Philip G. Behrman, G. David Golder, Steven B. Hinchman, John T. Mills and Richard J. Murphy.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      PENNACO ENERGY, INC.


                                      By:      /s/ Steven B. Hinchman
                                         ---------------------------------------
                                               Steven B. Hinchman
                                               President


Date:  February 14, 2001